Exhibit 10.1

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

AGREEMENT REGARDING
VALIDATION CAMPAIGN

This AGREEMENT REGARDING VALIDATION CAMPAIGN (“Agreement”), dated effective as of July 1, 2006 (the “Effective Date”), is entered into by and between Genzyme Corporation, a Massachusetts corporation with its principal office at 500 Kendall Street, Cambridge, MA  02142 (“Genzyme”), Dyax Corp., a Delaware corporation with its principal office at 300 Technology Square, Cambridge, Massachusetts 02139 (“Dyax”) and Dyax-Genzyme LLC, a Delaware limited liability company with its principal office at 300 Technology Square, Cambridge, Massachusetts 02139 (“Dyax-Genzyme LLC”).

WHEREAS, Dyax and Genzyme are parties to an Amended and Restated Collaboration Agreement, dated as of May 31, 2002,  as amended to date (the “Collaboration Agreement”);

WHEREAS, under the terms of the Collaboration Agreement, Dyax and Genzyme are jointly developing a 58-amino acid polypeptide human plasma kallikrein inhibitor, known as DX-88;

WHEREAS, to manage the development of DX-88, Dyax and Genzyme formed Dyax-Genzyme LLC as a jointly owned limited liability company;

WHEREAS, under the terms of the Collaboration Agreement, Dyax and Genzyme are responsible for all costs associated with the development of DX-88 in accordance with Section 4.3.2 of the Collaboration Agreement;

WHEREAS, as authorized by Dyax-Genzyme LLC under the terms of the Collaboration Agreement, Dyax has entered into an agreement, dated March 15, 2006, with Avecia Limited (the “Validation Campaign Agreement”, under which Avecia will (i) carry out the manufacture of one development batch and three sequential batches of DX-88 drug substance at 5,000 liter scale, and (ii) provide Dyax with additional support necessary in connection with the filing for BLA / MAA approval for DX-88;

WHEREAS, the expenses incurred by Dyax in connection with the activities conducted under the Validation Campaign Agreement would be considered Program Costs (as defined under the Collaboration Agreement), subject to reimbursement as provided under the terms of the Collaboration Agreement;

WHEREAS, Dyax wishes to own and control, independent of its obligations under the Collaboration Agreement, the DX-88 drug substance manufactured by Avecia under the Validation Campaign Agreement; and

WHEREAS, Genzyme is willing to allow Dyax to own and control such DX-88 drug substance, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Genzyme and Dyax hereby agree as follows:

1.             Defined Terms.   All capitalized terms not defined in this agreement shall have the meaning given to them in the Collaboration Agreement.

2.             Assumption of Manufacturing Expenses.   Attached as Exhibit A hereto is the currently approved budget highlighting the expenses that are scheduled to be incurred in connection with the activities conducted under the Validation Campaign Agreement.   In consideration for rights granted to Dyax under Section 3 below to own and control the DX-88 drug substance manufactured by Avecia under the Validation Campaign Agreement (the “DX-88 API”), Dyax hereby agrees that it will assume full responsibility for all expenses incurred by Dyax in connection with the production of DX-88 API under the Validation Campaign Agreement, including without limitation activities through other third party contractors (e.g. Formatech), up to ***************** (the “Manufacturing Expense Limit”).  For the avoidance of doubt, the parties acknowledge and agree that (i) Dyax shall not be able to seek reimbursement, under the Collaboration Agreement or otherwise, for any costs incurred for the production of DX-88 API under the Validation Campaign Agreement until the Manufacturing Expense Limit has been achieved, and (ii) upon achievement of the Manufacturing Expense Limit, all remaining expenses incurred in connection with the production of DX-88 API  under the Validation Campaign Agreement will be considered Program Costs subject to reimbursement in accordance with Section 4.3.3 of the Collaboration Agreement.

3.             Ownership of Drug Product.   Dyax shall own and control, independent of any obligations under the Collaboration Agreement, any and all of the DX-88 API until the achievement of the Manufacturing Expense Limit.  Thereafter, the DX-88 API shall be owned and controlled by each of Dyax and Dyax-Genzyme LLC as calculated in accordance with the following formulas:

DX-88 API owned and controlled by Dyax:                                                    B/A * D

DX-88 API owned and controlled by Dyax-Genzyme LLC:                           C/A * D

Where:	A	=	Total manufacturing costs incurred in the production of DX-88 API under the Validation Campaign Agreement;

	B	=	Total manufacturing costs incurred in the production of DX-88 API under the Validation Campaign Agreement paid by Dyax, which shall be the Manufacturing Expense Limit of *****************;

	C	=	Total manufacturing costs incurred in the production of DX-88 API under the Validation Campaign Agreement paid by Dyax-Genzyme LLC (computed as A-B); and

	D	=	Total Mgs of DX-88 API manufactured by Avecia.

For the avoidance of doubt, the parties acknowledge and agree that such DX-88 API owned and controlled by Dyax may be (i) used by Dyax in the development or commercialization of DX-88 as a Surgical Product or any other indication now or in the future that is owned by Dyax independent of its collaboration with Genzyme, or (ii) supplied to Dyax-Genzyme LLC, on the terms set forth in Section 4 below, for use in the development or commercialization of DX-88 as a Collaboration Product.

Furthermore, the parties acknowledge and agree that any and all DX-88 API that is necessary to be used for validation, stability, and other analytical studies that are conducted on behalf of Dyax-Genzyme LLC in connection with

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

the Validation Campaign Agreement or for marketing approval of DX-88 will be taken from the DX-88 API owned and controlled by Dyax-Genzyme LLC.

4.             Sale of DX-88 API to Dyax-Genzyme LLC.  Dyax-Genzyme LLC may from time to time request, at its sole option, that Dyax sell the DX-88 API to Dyax-Genzyme LLC for use in the development or commercialization of DX-88 as a Collaboration Product.  Dyax may, at its option, accept or reject any such request.  If such request is accepted by Dyax, the DX-88 API will be supplied to Dyax-Genzyme LLC at a price per mg calculated as follows:

Price per mg		=	A/B * ( (1+C) * D/12 )

where:	A	=	all expenses incurred in connection with the activities conducted under the Validation Campaign Agreement that were assumed by Dyax under Section 2 above, up to the Manufacturing Expense Limit;

	B	=	the total number of mgs of DX-88 API manufactured under the Validation Campaign Agreement, and owned and controlled by Dyax;

	C	=	Dyax’s cost of financing, determined for the purposes of this Agreement to be *****************, compounded monthly; and

	D	=	the number of complete calendar months that have occurred between the date of the request for DX-88 API by Dyax-Genzyme LLC and December 31, 2006.

Furthermore, if and when DX-88 receives marketing approval in the United States or the European Union, Dyax-Genzyme LLC shall be obligated to request that Dyax supply DX-88 API to Dyax-Genzyme LLC in an amount determined solely by Dyax-Genzyme LLC at the price set forth above and Dyax shall accept such request.  Such obligation is intended to mean that following marketing approval in the United States or the European Union, if and when DX-88 drug substance is needed for commercial sale or otherwise, Dyax-Genzyme LLC must request, in preference to all available sources other than quantities owned and controlled by Dyax-Genzyme LLC, that such DX-88 drug substance be supplied by Dyax at the price set forth above.

For the avoidance of doubt, drug substance supplied by Dyax to Dyax-Genzyme LLC will only be DX-88 API and Dyax-Genzyme LLC will always take title to such DX-88 API prior to any fill/finish activities.  All fill/finish activities and expenses will be the sole responsibility of Dyax-Genzyme LLC.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives, under seal, as of the Effective Date hereof.

GENZYME CORPORATION		DYAX CORP.

By:	/s/ Georges Gemayel	By:	/s/ Thomas R. Beck
Name:	Georges Gemayel	Name:	Thomas R. Beck
Title:	Executive Vice President	Title:	President and Chief Operating Officer

DYAX-GENZYME LLC

DYAX CORP., MEMBER:

By:	/s/ Thomas R. Beck
Name:	Thomas R. Beck
Title:	President and Chief Operating Officer

GENZYME CORPORATION, MEMBER:

By:	/s/ Georges Gemayel
Name:	Georges Gemayel
Title:	Executive Vice President

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

EXHIBIT A
TO
AGREEMENT REGARDING
VALIDATION CAMPAIGN

VALIDATION CAMPAIGN BUDGETED EXPENSES

*****************

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.